EXHIBIT 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                        ACTING CHIEF FINANCIAL OFFICER OF
                            SILVER BAY RESOURCES INC.
            FORM 10-Q FOR THE NINE MONTH PERIOD ENDED APRIL 30, 2009
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Donald Gardner, am the Chief Executive Officer and acting Chief Financial Officer of Silver Bay Resources Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the nine month period ended April 30, 2009 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: June 12, 2009                      By: /s/ Donald Gardner
                                             -----------------------------------
                                             DONALD GARDNER
                                             Chief Executive Officer, President,
                                             acting Chief Financial Officer,
                                             acting Principal Accounting Officer
                                             and Director